EXHIBIT 10(e)
                                                                   ------------


EXECUTION COPY
================================================================================




                             SUBURBAN PROPANE, L.P.





                                   $42,500,000


                      7.37% Senior Notes due June 30, 2012


                                 --------------


                             NOTE PURCHASE AGREEMENT

                                  -------------




                           Dated as of April 19, 2002






================================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                             HEADING                                PAGE

SECTION 1.        AUTHORIZATION OF NOTES.....................................1


SECTION 2.        SALE AND PURCHASE OF NOTES.................................1

   Section 2.1.   Purchase and Sale of Notes.................................1
   Section 2.2.   Subsidiary Guaranties......................................2

SECTION 3.        EXECUTION DATE; CLOSING....................................3


SECTION 4.        CONDITIONS TO EXECUTION AND CLOSING........................3

   Section 4.1.   Representations and Warranties.............................3
   Section 4.2.   Performance; No Default....................................3
   Section 4.3.   Compliance Certificates....................................4
   Section 4.4.   Opinions of Counsel........................................4
   Section 4.5.   Purchase Permitted By Applicable Law, Etc..................4
   Section 4.6.   Sale of Other Notes........................................5
   Section 4.7.   Payment of Special Counsel Fees............................5
   Section 4.8.   Private Placement Number...................................5
   Section 4.9.   Changes in Corporate Structure.............................5
   Section 4.10.  Operative Agreements.......................................5
   Section 4.11.  Funding Instructions.......................................6
   Section 4.12.  Proceedings and Documents..................................6

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............6

   Section 5.1.   Organization; Power and Authority..........................6
   Section 5.2.   Authorization, Etc.........................................6
   Section 5.3.   Disclosure.................................................6
   Section 5.4.   Organization and Ownership of Shares of Subsidiaries;
                  Affiliates.................................................7
   Section 5.5.   Financial Statements.......................................8
   Section 5.6.   Compliance with Laws, Other Instruments, Etc...............8
   Section 5.7.   Governmental Authorizations, Etc...........................8
   Section 5.8.   Litigation; Observance of Agreements, Statutes and
                  Orders.....................................................8
   Section 5.9.   Taxes......................................................9
   Section 5.10.  Title to Property; Leases..................................9
   Section 5.11.  Licenses, Permits, Etc.....................................9
   Section 5.12.  Compliance with ERISA......................................10
   Section 5.13.  Private Offering by the Company............................11
   Section 5.14.  Use of Proceeds: Margin Regulations........................11

   Section 5.15.  Existing Indebtedness; Future Liens........................11
   Section 5.16.  Foreign Assets Control Regulations, Etc....................11
   Section 5.17.  Status under Certain Statutes..............................12
   Section 5.18.  Notes Rank Pari Passu......................................12
   Section 5.19.  Environmental Matters......................................12

SECTION 6.        REPRESENTATIONS OF THE PURCHASER...........................12

   Section 6.1.   Purchase for Investment....................................12
   Section 6.2.   Source of Funds............................................13

SECTION 7.        INFORMATION AS TO THE COMPANY..............................14

   Section 7.1.   Financial and Business Information.........................14
   Section 7.2.   Officer's Certificate......................................17
   Section 7.3.   Inspection.................................................17

SECTION 8.        PREPAYMENT OF THE NOTES....................................18

   Section 8.1.   Required Prepayments.......................................18
   Section 8.2.   Optional Prepayments with Make-Whole Amount................18
   Section 8.3.   Change in Ownership........................................18
   Section 8.4.   Allocation of Partial Prepayments..........................20
   Section 8.5.   Maturity; Surrender, Etc...................................20
   Section 8.6.   Purchase of Notes..........................................21
   Section 8.7.   Make-Whole Amount..........................................21

SECTION 9.        AFFIRMATIVE COVENANTS......................................22

   Section 9.1.   Compliance with Law........................................22
   Section 9.2.   Insurance..................................................23
   Section 9.3.   Maintenance of Properties..................................23
   Section 9.4.   Payment of Taxes and Claims................................23
   Section 9.5.   Partnership or Corporate Existence, Etc....................23
   Section 9.6.   Nature of Business.........................................24
   Section 9.7.   Notes to Rank Pari Passu...................................24
   Section 9.8.   Guaranty by Subsidiaries...................................24
   Section 9.9.   Designations with Respect to Subsidiaries..................25
   Section 9.10.  Covenant to Secure Notes Equally...........................26

SECTION 10.       NEGATIVE COVENANTS.........................................26

   Section 10.1.  Ratio of Consolidated Total Indebtedness to EBITDA.........26
   Section 10.2.  Limitations on Indebtedness................................26
   Section 10.3.  Limitation on Liens........................................28
   Section 10.4.  Priority Debt..............................................30
   Section 10.5.  Restricted Payments........................................30
   Section 10.6.  Mergers, Consolidations, Etc...............................31
   Section 10.7.  Sale of Assets.............................................32

   Section 10.8.  Transactions with Affiliates...............................33
   Section 10.9.  Material Agreements; Tax Status............................33

SECTION 11.       EVENTS OF DEFAULT..........................................33


SECTION 12.       REMEDIES ON DEFAULT, ETC...................................36

   Section 12.1.  Acceleration...............................................36
   Section 12.2.  Other Remedies.............................................36
   Section 12.3.  Rescission.................................................36
   Section 12.4.  No Waivers or Election of Remedies, Expenses, Etc..........37
   Section 12.5.  Recourse Only to the Company and the Subsidiary
                  Guarantors; Non-Recourse to the General Partner and
                  Associated Persons.........................................37

SECTION 13.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..............37

   Section 13.1.  Registration of Notes......................................37
   Section 13.2.  Transfer and Exchange of Notes.............................38
   Section 13.3.  Replacement of Notes.......................................38

SECTION 14.       PAYMENTS ON NOTES..........................................38

   Section 14.1.  Place of Payment...........................................38
   Section 14.2.  Home Office Payment........................................39

SECTION 15.       EXPENSES, ETC..............................................39

   Section 15.1.  Transaction Expenses.......................................39
   Section 15.2.  Survival...................................................39

SECTION 16.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                  AGREEMENT..................................................40


SECTION 17.       AMENDMENT AND WAIVER.......................................40

   Section 17.1.  Requirements...............................................40
   Section 17.2.  Solicitation of Holders of Notes...........................40
   Section 17.3.  Binding Effect, Etc........................................41
   Section 17.4.  Notes Held by Company, Etc.................................41

SECTION 18.       NOTICES....................................................41


SECTION 19.       REPRODUCTION OF DOCUMENTS..................................42


SECTION 20.       CONFIDENTIAL INFORMATION...................................42

SECTION 21.       SUBSTITUTION OF PURCHASER..................................43


SECTION 22.       MISCELLANEOUS..............................................43

   Section 22.1.  Successors and Assigns.....................................43
   Section 22.2.  Payments Due on Non-Business Days..........................43
   Section 22.3.  Severability...............................................43
   Section 22.4.  Construction...............................................44
   Section 22.5.  Counterparts...............................................44
   Section 22.6.  Governing Law..............................................44

Signature....................................................................45

SCHEDULE A        --     INFORMATION RELATING TO PURCHASERS

SCHEDULE B        --     DEFINED TERMS

SCHEDULE 2.2      --     Subsidiary Guarantors

SCHEDULE 4.9      --     Changes in Corporate Structure

SCHEDULE 5.4      --     Subsidiaries of the Company and Ownership of Subsidiary
                         Equity Interests

SCHEDULE 5.5      --     Financial Statements

SCHEDULE 5.8      --     Certain Litigation

SCHEDULE 5.11     --     Patents, etc.

SCHEDULE 5.14      --    Use of Proceeds

SCHEDULE 5.15     --     Existing Indebtedness

ANNEX A           --     Indebtedness

EXHIBIT 1         --     Form of 7.37% Senior Note due June 30, 2012

EXHIBIT 2.2(a)    --     Form of Subsidiary Guaranty

EXHIBIT 2.2(b)    --     Form of Intercreditor Agreement

EXHIBIT 4.4(a)    --     Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)    --     Form of Opinion of Special Counsel for the Purchasers

                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)
                             SUBURBAN PROPANE, L.P.
                      One Suburban Plaza, 240 Route 10 West
                         Whippany, New Jersey 07981-0206



                      7.37% Senior Notes due June 30, 2012


                                                      Dated as of April 19, 2002

TO THE PURCHASER LISTED IN THE ATTACHED
SCHEDULE A WHO IS A SIGNATORY HERETO:

Ladies and Gentlemen:

         SUBURBAN PROPANE, L.P., a Delaware limited partnership (the "Company"), agrees with you as follows:

SECTION 1.    AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of $42,500,000 aggregate principal amount of its 7.37% Senior Notes due June 30, 2012 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to
SECTION 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in EXHIBIT 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in SCHEDULE B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.    SALE AND PURCHASE OF NOTES.

     SECTION 2.1. PURCHASE AND SALE OF NOTES. Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in SECTION 3, Notes in the principal amount specified opposite your name in SCHEDULE A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in SCHEDULE A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in SCHEDULE A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

     SECTION 2.2. SUBSIDIARY GUARANTIES. (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement and the Other Agreements will be absolutely and unconditionally guaranteed by the entities identified on SCHEDULE 2.2 (together with any additional Subsidiary who delivers a guaranty pursuant to SECTION 9.8, the "SUBSIDIARY GUARANTORS") pursuant to the guaranty agreement substantially in the form of EXHIBIT 2.2(a) attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the "SUBSIDIARY GUARANTY").

     (b) The enforcement of the rights and benefits in respect of the Subsidiary Guaranty and the allocation of proceeds thereof shall be subject to an intercreditor agreement substantially in the form of EXHIBIT 2.2(b) attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the "INTERCREDITOR AGREEMENT").

     (c) The holders of the Notes acknowledge and agree that such holders will discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty pursuant to the written request of the Company, PROVIDED that (i) such Subsidiary Guarantor has been released and discharged as an obligor and guarantor under and in respect of all Indebtedness of the Company, (ii) any such release and discharge shall be expressly conditioned upon receipt by the holders of the Notes of a written agreement executed by the Subsidiary Guarantor to be released pursuant to which such Subsidiary Guarantor shall agree that if, for any reason whatsoever, it thereafter becomes an obligor or guarantor under and in respect of any Indebtedness of the Company, then such Subsidiary Guarantor shall contemporaneously provide written notice thereof to the holders of the Notes accompanied by either (1) an executed Subsidiary Guaranty of such Subsidiary Guarantor or (2) a certificate of the Company certifying to the holders of the Notes that the liability of such Subsidiary Guarantor as an obligor or guarantor under or in respect of such Indebtedness of the Company is incurred within the limitations of SECTIONS 10.2 and 10.4, which certificate shall also include information in reasonable detail to show compliance with SECTIONS 10.2 and 10.4, and (iii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes to the effect that no Default or Event of Default exists.

     (d) The holders of the Notes further acknowledge and agree that, concurrently with any release described in paragraph (c) above, such holders will terminate any arrangements among the creditors of the Company set forth in the Intercreditor Agreement as they relate to any Subsidiary Guarantor released pursuant to the terms of paragraph (c) above.

     (e) The Company agrees that it will not, nor will it permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any consideration or remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any creditor of the Company or of any Subsidiary Guarantor as consideration for or as an inducement to the entering into by any such creditor of any release or discharge of any Subsidiary Guarantor with respect to any liability of such Subsidiary Guarantor as an obligor or guarantor under or in respect of Indebtedness of the Company, unless such consideration or remuneration is concurrently paid, on the same terms, ratably to the Noteholders of all of the Notes then outstanding.

SECTION 3.    EXECUTION DATE; CLOSING.

     The execution and delivery of this Agreement and the Other Agreements will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603 on April 19, 2002 (the "EXECUTION DATE").

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "CLOSING") on July 1, 2002 or on such other Business Day thereafter on or prior to July 30, 2002 as may be agreed upon by the Company and you and the Other
Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to JPMorgan Chase Bank, ABA#: 021000021, Account Title: Suburban Propane, L.P., Account Number:
323204554. If at the Closing the Company shall fail to tender such Notes to you as provided above in this SECTION 3, or any of the conditions specified in
SECTION 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.    CONDITIONS TO EXECUTION AND CLOSING.

     Your obligation to execute and deliver this Agreement on the Execution Date and to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, on the Execution Date and/or at the Closing, as the case may be, of the following conditions:

     SECTION 4.1. REPRESENTATIONS AND WARRANTIES. (a) The representations and warranties of the Company in this Agreement shall be correct when made and on the Execution Date and at the time of the Closing.

     (b) The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty shall be correct when made and at the time of the Closing.

     SECTION 4.2. PERFORMANCE; NO DEFAULT. (a) The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Execution Date and at the time of the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by SCHEDULE 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by
SECTION 10 hereof had such SECTION applied since such date.

     (b) Each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in the Subsidiary Guaranty required to be performed and complied with by it prior to or at the Closing, and after giving effect to the issue and sale of Notes (and the application of the proceeds thereof as contemplated by SCHEDULE 5.14), no Default or Event of Default shall have occurred and be continuing.

     SECTION 4.3. COMPLIANCE CERTIFICATES.

     (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the Execution Date and the date of the Closing, as the case may be, certifying that the conditions specified in SECTIONS 4.1(a), 4.2(a) and 4.9 have been fulfilled.

     (b) Subsidiary Guarantor Officer's Certificate. Each Subsidiary Guarantor shall have delivered to you a certificate of an authorized officer, dated the date of the Closing, certifying that the conditions set forth in SECTION 4.1(b), 4.2(b) and 4.9 have been fulfilled.

     (c) Secretary's Certificate. The Company shall have delivered to you a certificate, dated the Execution Date and the date of the Closing, as the case may be, certifying as to the resolutions attached thereto and other partnership proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

     (d) Subsidiary Guarantor Secretary's Certificate. Each Subsidiary Guarantor shall have delivered to you a certificate, dated the date of the Closing, certifying as to the resolutions attached thereto and other partnership or corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

     SECTION 4.4. OPINIONS OF COUNSEL. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from (1) Weil, Gotshal & Manges LLP, special counsel for the Company and the Subsidiary Guarantors and (2) General Counsel for the Company and the Subsidiary Guarantors, collectively covering the matters set forth in EXHIBIT 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in EXHIBIT 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

     SECTION 4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as SECTION 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     SECTION 4.6. SALE OF OTHER NOTES. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in SCHEDULE A.

     SECTION 4.7. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of SECTION 15.1, the Company shall have paid on or before the Execution Date and the date of the Closing the fees, charges and disbursements of your special counsel referred to in SECTION 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     SECTION 4.8. PRIVATE PLACEMENT NUMBER. On or before the date of the Closing, a Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     SECTION  4.9.  CHANGES  IN  CORPORATE  STRUCTURE.  Except as  specified  in
SCHEDULE 4.9, the Company and the Subsidiary Guarantors shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in SCHEDULE 5.5.

     SECTION 4.10. OPERATIVE AGREEMENTS. (a) Each of the Partnership Documents shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect, and shall constitute the legal, valid and binding obligations of the respective parties thereto, and no default or accrued right of termination on the part of any of the parties thereto shall exist thereunder as of the date of the Closing, and you and the Other Purchasers shall have received a fully executed original, or a true and correct copy, of each Partnership Document.

     (b) The Subsidiary Guaranty and the Intercreditor Agreement shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect, and shall constitute the legal, valid and binding obligations of the respective parties thereto, and no default or accrued right of termination on the part of any of the parties thereto shall exist thereunder as of the date of the Closing, and you and the Other Purchasers shall have received a fully executed original, or a true and correct copy, of the Subsidiary Guaranty and the Intercreditor Agreement.

     (c) On the Execution Date, the Company shall have delivered to you and the Other Purchasers a true and complete copy of the Credit Agreement, as fully executed and delivered, and the Credit Agreement shall be in full force and effect and in form and substance satisfactory to each Purchaser.

     (d) On the Execution Date, the Company shall have delivered to you and the Other Purchasers a true and complete copy of the 1996 Note Agreements, as amended and as fully executed and delivered, and the 1996 Note Agreements shall be in full force and effect and in form and substance satisfactory to each Purchaser.

     SECTION 4.11. Funding Instructions. At least three Business Days prior to the date of the Closing, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank's ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited, and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

     SECTION 4.12. Proceedings and Documents. All partnership, corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you on the Execution Date and the date of the Closing that:

     SECTION 5.1. ORGANIZATION; POWER AND AUTHORITY. The Company is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

     SECTION 5.2. AUTHORIZATION, ETC. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary partnership action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 5.3. DISCLOSURE. The Company, through its agent, First Union Securities, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated January 2002 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in SCHEDULE 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since September 30, 2001, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     SECTION 5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES. (a) SCHEDULE 5.4(a) contains (except as noted therein) complete and correct lists (i) of the Company's Restricted Subsidiaries, showing, as to each Restricted Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Restricted Subsidiary, (ii) of the Company's Subsidiaries, other than Restricted Subsidiaries, and (iii) of the Company's directors and senior officers (which shall be vice presidents and officers senior thereto).

     (b) PARTNERSHIP INTERESTS. The sole general partner of the Company is the General Partner, which owns a 1.0101% general partnership interest in the Company. The only limited partner of the Company is the Partnership, which owns a 98.9899% limited partnership interest in the Company. The Company does not have any partners other than the General Partner and the Partnership. The Company does not have any Subsidiaries other than as set forth on SCHEDULE
5.4(a)  or any  Investments  in a Person  other  than as set  forth on  SCHEDULE
5.4(b).

     (c) Each Restricted Subsidiary identified in SCHEDULE 5.4(a) is a partnership, corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign partnership, corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the partnership, corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Restricted Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on SCHEDULE 5.4(d) and customary limitations imposed by partnership or corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

     (e) There are no pre-emptive rights to which a holder of a minority interest in any Restricted Subsidiary of the Company is entitled.

     SECTION 5.5. FINANCIAL STATEMENTS. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on SCHEDULE 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     SECTION 5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the Notes will not
(a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, partnership agreement or any other agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     SECTION 5.7. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

     SECTION 5.8. LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS. (a) Except as disclosed in SCHEDULE 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.9. TAXES. The Company and its Restricted Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities, if any, of the Company and its Restricted Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 2000. Without limiting the foregoing, the Company is a limited partnership not subject to taxation with respect to its income or gross receipts under applicable state (other than Hawaii, Illinois, Michigan, New Hampshire and Tennessee) laws and is treated as a pass-through entity for U.S. federal income tax purposes.

        SECTION 5.10. TITLE TO PROPERTY; LEASES. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in SECTION 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     SECTION 5.11. LICENSES, PERMITS, ETC. Except as disclosed in SCHEDULE 5.11,

               (a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

               (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

               (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

     SECTION 5.12. COMPLIANCE WITH ERISA. (a) The Company and each ERISA Affiliate have operated and administered each employee benefit plan (as defined in SECTION 3 of ERISA) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in SECTION 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to SECTION 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of the Company's most recent fiscal year ended September 29, 2001 on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, does not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount greater than $30,000,000. The term "benefit liabilities" has the meaning specified in
SECTION 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
SECTION 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Statement of Financial Accounting Standards Board No. 106, without regard to liabilities attributable to continuation coverage mandated by SECTION 4980B of the Code) of the Company and its Subsidiaries is not expected to be greater than $40,000,000.

     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of SECTION 406 of ERISA or in connection with which a tax could be imposed pursuant to SECTION 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this SECTION 5.12(e) is made in reliance upon and subject to the accuracy of your representation in SECTION 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

     SECTION 5.13. PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 55 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the

Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of SECTION 5 of the Securities Act.

     SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds of the sale of the Notes as set forth in SCHEDULE 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     SECTION 5.15. EXISTING INDEBTEDNESS; FUTURE LIENS. (a) SCHEDULE 5.15 sets forth a complete and correct list of all outstanding Indebtedness and any Liens secured thereby of the Company and its Restricted Subsidiaries as of the Execution Date. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. ANNEX A to be attached hereto on the date of the Closing will correctly describe all outstanding Indebtedness and any Liens secured thereby of the Company and its Restricted Subsidiaries on the date of the Closing. Since the Execution Date, there shall have been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Restricted Subsidiaries listed on SCHEDULE 5.15.

     (b) Except as disclosed in SCHEDULE 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
SECTION 10.3.

     SECTION 5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any of its Restricted Subsidiaries (a) is or will become a person whose property or interests in property are blocked pursuant to SECTION 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079
(2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such person.

     SECTION 5.17. STATUS UNDER CERTAIN STATUTES. Neither the Company or the Partnership nor any Restricted Subsidiary is an "investment company" registered or required to be registered subject to regulation under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     SECTION 5.18. NOTES RANK PARI PASSU. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured Senior Indebtedness (actual or contingent) including, without limitation, all unsecured Senior Indebtedness described in SCHEDULE 5.15 hereto.

     SECTION 5.19. ENVIRONMENTAL MATTERS. Neither the Company nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

               (a) neither the Company nor any Restricted Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

               (b) neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

               (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.    REPRESENTATIONS OF THE PURCHASER.

     SECTION 6.1. PURCHASE FOR INVESTMENT. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; PROVIDED that the disposition of your or their property shall at all times be within your or their control. In addition, you represent that you are an Accredited Investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     SECTION 6.2. SOURCE OF FUNDS. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

               (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

               (b) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

               (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
          (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

               (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of SECTION V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in SECTION V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

               (e) the Source is a governmental plan; or

               (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

               (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     As  used  in  this  SECTION  6.2,  the  terms   "employee   benefit  plan",
"governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in SECTION 3 of ERISA.

SECTION 7.    INFORMATION AS TO THE COMPANY.

     SECTION 7.1. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each holder of Notes that is an Institutional Investor:

               (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                    (i) a  consolidated  balance  sheet of the  Company  and its
               Subsidiaries as at the end of such quarter, and

                    (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; PROVIDED that delivery within the time period specified above of copies of the Partnership's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this SECTION 7.1(a);

               (b) ANNUAL STATEMENTS - within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                    (i) a  consolidated  balance  sheet of the  Company  and its
               Subsidiaries, as at the end of such year, and

                    (ii)   consolidated   statements   of  income,   changes  in
               shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                         (1) an opinion thereon of independent  certified public
                    accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                         (2) a certificate of such accountants stating that they
                    have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

PROVIDED that the delivery within the time period specified above of the Partnership's Annual Report on Form 10-K for such fiscal year (together with the Partnership's annual report to partners, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (2) above, shall be deemed to satisfy the requirements of this SECTION 7.1(b);

     (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Partnership, the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Partnership, the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Partnership, the Company or any Subsidiary to the public concerning developments that are Material;

     (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in SECTION 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

     (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                    (i) with  respect  to any Plan,  any  reportable  event,  as defined in SECTION 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                    (ii) the  taking by the PBGC of steps to  institute,  or the threatening by the PBGC of the institution of,  proceedings under
               SECTION 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                    (iii) any event,  transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

     (f) RESTRICTED SUBSIDIARIES -- Within the respective periods provided in paragraphs (a) and (b) above, consolidated financial statements of the character and for the dates and periods as provided in said paragraphs (a) and (b) (except that such consolidated financial statements to be provided pursuant to this paragraph (f) shall not be audited), covering the Company and its Restricted Subsidiaries if Unrestricted Subsidiaries constitute in the aggregate more than 10% of Consolidated Total Assets or contribute in the aggregate more than 10% of Consolidated Net Income in any fiscal period;

     (g) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

     (h) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including without limitation, such information as is required by SEC Rule 144A under the Securities Act to be delivered to the prospective transferee of the Notes.

     SECTION 7.2. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 7.1(a) or SECTION 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

               (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of SECTION 10.1 through SECTION
          10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

               (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     SECTION 7.3. INSPECTION. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

               (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

               (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.

SECTION 8.    PREPAYMENT OF THE NOTES.

     SECTION 8.1. REQUIRED PREPAYMENTS. No regularly scheduled prepayment of the principal of the Notes is required prior to the final maturity date thereof.

     SECTION 8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this SECTION 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with SECTION 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     SECTION 8.3. CHANGE IN OWNERSHIP.

     (a) NOTICE OF CHANGE IN OWNERSHIP OR CONTROL EVENT. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Ownership or Control Event, give written notice of such Change in Ownership or Control Event to each holder of Notes unless notice in respect of such Change in Ownership (or the Change in Ownership contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this SECTION 8.3. If a Change in Ownership has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this SECTION 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this SECTION 8.3.

     (b) CONDITION TO COMPANY ACTION. The Company will not take any action that consummates or finalizes a Change in Ownership unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this SECTION 8.3, accompanied by the certificate described in subparagraph (g) of this SECTION 8.3, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this
SECTION 8.3.

     (c) OFFER TO PREPAY NOTEs. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this SECTION 8.3 shall be an offer to prepay, in accordance with and subject to this SECTION 8.3, all, but not less than all, the Notes held by each holder (in this case only, "HOLDER" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this SECTION 8.3, such date shall be not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

     (d) REJECTION. A holder of Notes may accept the offer to prepay made pursuant to this SECTION 8.3 by causing a notice of such acceptance to be delivered to the Company not later than 15 days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this SECTION 8.3 shall be deemed to constitute a rejection of such offer by such holder.

     (e)  PREPAYMENT.  Prepayment  of the Notes to be prepaid  pursuant  to this
SECTION 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this SECTION 8.3.

     (f) DEFERRAL PENDING CHANGE IN OWNERSHIP. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this SECTION 8.3 is subject to the occurrence of the Change in Ownership in respect of which such offers and acceptances shall have been made. In the event that such Change in Ownership has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Ownership occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Ownership and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Ownership have ceased or been abandoned (in which case the offers and acceptances made pursuant to this SECTION 8.3 in respect of such Change in Ownership shall be deemed rescinded).

     (g) OFFICER'S CERTIFICATE.  Each offer to prepay the Notes pursuant to this
SECTION 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed  Prepayment Date; (ii) that such offer is made pursuant to this
SECTION 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this SECTION have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Ownership.

     (h) CERTAIN DEFINITIONS. "CHANGE IN OWNERSHIP" means a "Change in Ownership" within the meaning of that term as set forth in the Credit Agreement as from time to time in effect or any change of control or similar event creating a default or repurchase obligation in respect of any other Parity Debt (the provisions of all of which, as they shall be amended from time to time, shall be deemed to be incorporated herein as it fully set forth at this place with such changes MUTATIS MUTANDIS to make such provisions applicable to this Agreement and the Notes).

     "CONTROL EVENT" means:

               (i) the execution by the Partnership, the Company or any of its Restricted Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Ownership,

               (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Ownership, or

               (iii) the making of any written offer by any person (as such term is used in SECTION 13(d) and SECTION 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the partnership interests in the Partnership, the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Ownership.

     (i) All calculations contemplated in this SECTION 8.3 involving the capital stock of any Person shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock of such Person were exercised at such time.

     SECTION 8.4. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes pursuant to SECTION 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to SECTION 8.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

     SECTION 8.5. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this SECTION 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     SECTION 8.6. PURCHASE OF NOTES. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     SECTION 8.7. MAKE-WHOLE AMOUNT. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

               "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to
          SECTION 12.1, as the context requires.

               "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

               "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX-1" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average

          Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded on-the-run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

               "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

               "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTION 8.2 or 12.1.

               "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to SECTION 8.2 or has become or is declared to be immediately due and payable pursuant to SECTION 12.1, as the context requires.

SECTION 9.    AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     SECTION 9.1. COMPLIANCE WITH LAW. The Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 9.2. INSURANCE. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     SECTION 9.3. MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED that this SECTION 9.3 shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 9.4. PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each of its Restricted Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, governmental charges or levies have become due and payable and before they have become delinquent and each claim for which sums have become due and payable that has or might become a Lien on properties or assets of the Company or any Restricted Subsidiary; PROVIDED that neither the Company nor any Restricted Subsidiary need pay any such tax, assessment, governmental charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, governmental charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     SECTION 9.5. PARTNERSHIP OR CORPORATE EXISTENCE, ETC.. The Company will at all times preserve and keep in full force and effect its partnership existence and its status as a partnership not taxable as a corporation for U.S. Federal Income Tax purposes. Subject to SECTIONS 10.6 and 10.7, the Company will at all times preserve and keep in full force and effect the partnership or corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such partnership or corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 9.6. NATURE OF BUSINESS. The Company will not, and will not permit any Restricted Subsidiary to engage in any line of business if as a result thereof the Company and its Restricted Subsidiaries would not be principally engaged in the business of retail and wholesale propane sales and purchases of inventory, operation of related propane distribution networks and storage facilities and the acquisition, operation and maintenance of such facilities and related general and administrative operations, as more fully described in the Memorandum.

     SECTION 9.7. NOTES TO RANK PARI PASSU. The Notes and all other obligations under this Agreement of the Company are and at all times shall rank at least PARI PASSU in right of payment with all other present and future unsecured Senior Indebtedness (actual or contingent).

     SECTION 9.8. GUARANTY BY SUBSIDIARIES. The Company will cause each Subsidiary which delivers a Guaranty to the holders of the 1996 Notes or any of the holders of the Indebtedness issued and outstanding under the Credit Agreement to concurrently enter into a Subsidiary Guaranty, and within three Business Days thereafter will deliver to each of the holders of the Notes the following items:

               (a) an executed counterpart of such Subsidiary Guaranty or joinder agreement in respect of an existing Subsidiary Guaranty, as appropriate;

               (b) a certificate signed by the President, a Vice President or another authorized Responsible Officer of such Subsidiary making representations and warranties to the effect of those contained in SECTIONS 5.1, 5.2, 5.6 and 5.7, but with respect to such Subsidiary and such Subsidiary Guaranty, as applicable;

               (c) such documents and evidence with respect to such Subsidiary as any holder of the Notes may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Subsidiary Guaranty;

               (d) an opinion of internal counsel to the Company satisfactory to the Required Holders to the effect that such Subsidiary Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and

               (e) subject to SECTION 2.2(c), an executed counterpart of an accession or joinder to the Intercreditor Agreement executed by each such Person to which a Subsidiary is then delivering a Guaranty giving rise to the requirements of this SECTION 9.8, if such Person is not then a party to the Intercreditor Agreement.

     SECTION 9.9. DESIGNATIONS WITH RESPECT TO SUBSIDIARIES. (a) Upon not less than 30 days' prior written notice (the "DESIGNATION NOTICE") given to each holder of Notes, the Board of Supervisors of the Company may at any time and from time to time designate (i) any Restricted Subsidiary that has not theretofore been an Unrestricted Subsidiary or any newly acquired or formed Subsidiary as an Unrestricted Subsidiary or (ii) any Unrestricted Subsidiary that has not theretofore been a Restricted Subsidiary as a Restricted Subsidiary, in each case subject to satisfaction of the following conditions:

                    (1) immediately  before and after such designation and after giving effect to such designation, no Default or Event of Default shall exist;

                    (2) after  giving  effect to such  designation,  the Company would be permitted to incur at least $1 of additional Indebtedness in accordance with the provisions of SECTIONS 10.1 and 10.2(a)(v)(1) and (2); and

                    (3) in the case of a designation of a Restricted  Subsidiary or a newly acquired or formed Subsidiary as an Unrestricted Subsidiary, the conditions set forth in SECTION 10.7(c)(1) (the "SALE CONDITION") would be satisfied, assuming for this purpose that such designation (and all prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries during the current fiscal year) constitutes a sale by the Company of (in the case of the Sale Condition) all the assets of the Subsidiary so designated, in each case for an amount equal to (x) the net book value of such assets in the case of a Restricted Subsidiary and (y) the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary (such amounts being herein referred to as "DESIGNATION AMOUNTS" and deemed to constitute Net Proceeds for the purposes of the Sale Condition).

     (b) Simultaneously with any Designation Notice, the Company shall deliver to each holder of Notes a certificate executed by the chief financial officer of the Company stating (i) the effective date of such designation, (ii) that the foregoing conditions contained in this SECTION 9.9 have been satisfied and (iii) the name of each Subsidiary which has or will become a Restricted Subsidiary as a result of such designation. Such certificate shall be accompanied by a schedule setting forth in reasonable detail the calculations demonstrating compliance with such conditions, where appropriate.

     (c) All Investments, Indebtedness, Liens, Guaranties and other obligations that an Unrestricted Subsidiary (the "DESIGNEE") has at the time of being designated a Restricted Subsidiary hereunder shall be deemed to have been acquired, made or incurred, as the case may be, at the time of such designation and in anticipation of such Designee becoming a Restricted Subsidiary and of acquiring its assets (except as otherwise specifically provided in SECTION 10.2(a)(vi)).

     SECTION 9.10. COVENANT TO SECURE NOTES EQUALLY. If the Company or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of SECTIONS 10.3 and 10.4 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to SECTION 17.1), the Company will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured (including, without limitation, the provision of any financial accommodations extended to the holders of such other Indebtedness in connection with the release of such Lien and/or the sale of any property subject thereto), it being understood that the provision of such equal and ratable security shall not constitute a cure or waiver of any related Event of Default.

SECTION 10.   NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     SECTION 10.1. RATIO OF CONSOLIDATED TOTAL INDEBTEDNESS TO EBITDA. The Company will not permit Consolidated Total Indebtedness at the end of any fiscal quarter to exceed 5.25 TIMES Consolidated EBITDA for the period of the four most recent fiscal quarters ending on or prior to the date of determination.

     Notwithstanding any of the provisions of this Agreement, the Company will not, and will not permit any Restricted Subsidiary to, enter any transaction pursuant to SECTIONS 9.9, 10.2, 10.3(g) and (h), 10.5, 10.6(b) and (c), 10.7(c)
and 10.8, if the consummation of any such transaction would result in a violation of this SECTION 10.1, calculated for such purpose as of the date on which transaction were to be consummated both immediately before and after giving effect to the consummation of such transaction. All such calculations shall be made on a PRO FORMA basis in accordance with GAAP after giving effect to any such transaction, with the ratio recomputed as at the last day of the most recently ended fiscal quarter of the Company as if such transaction had occurred on the first day of the relevant four quarter period.

     SECTION 10.2. LIMITATIONS ON INDEBTEDNESS. (a) The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Indebtedness, except:

                    (i) Indebtedness evidenced by the Notes;

                    (ii)   Indebtedness   of  the  Company  and  its  Restricted
               Subsidiaries outstanding as of the date of the Closing and described on SCHEDULE 5.15 hereto, as supplemented by ANNEX A hereto, including, without limitation, the Indebtedness outstanding pursuant to the Credit Agreement;

                    (iii) Indebtedness of a Restricted Subsidiary to the Company
               or to a Wholly-owned Restricted Subsidiary.

                    (iv) the Company may become and remain  liable with  respect to unsecured subordinated Indebtedness of the Company owing to the General Partner or an Affiliate of the General Partner, PROVIDED that (1) the aggregate principal amount of such Indebtedness outstanding at any time shall not be in excess of $50,000,000 and (2) such Indebtedness is created and is outstanding under an agreement or instrument pursuant to which such Indebtedness is subordinated to the Notes on terms satisfactory to the Required Holders;

                    (v) the Company and any Restricted Subsidiary may become and remain liable with respect to Indebtedness, in addition to that otherwise permitted by the other clauses of this SECTION 10.2, if on the date the Company or any Restricted Subsidiary becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness (1) the ratio of Consolidated Cash Flow for the period of the four most recent fiscal quarters ending on or prior to the date of determination ("MEASUREMENT CASH FLOW") to Consolidated Debt Service is equal to or greater than 2.50 to 1.0, (2) the ratio of Measurement Cash Flow to Consolidated Pro Forma Maximum Debt Service is equal to or greater than 1.25 to 1.0 and (3) no Default or Event of Default would exist;

                    (vi) the Company and any  Restricted  Subsidiary  may become and remain liable with respect to Indebtedness relating to any business, property or assets acquired by or contributed to the Company or such Restricted Subsidiary or which is secured by a loan on any property or assets acquired by or contributed to the Company or such Restricted Subsidiary to the extent such Indebtedness existed at the time such business, property or assets were so acquired or contributed, and if such Indebtedness is secured by such property or assets, such security interest does not extend to or cover any other property of the Company or any of the Restricted Subsidiaries; PROVIDED that (1) immediately after giving effect to such acquisition or contribution, (A) the Company could incur at least $1.00 of additional Indebtedness pursuant to SECTIONS 10.2(a)(v)(1) and (2) and (B) no Default or Event of Default would exist, and (2) such Indebtedness was not incurred in anticipation of such acquisition or contribution;

                    (vii) the Company and any  Restricted  Subsidiary may become and remain liable with respect to Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, PROVIDED that such Indebtedness is extinguished within two Business Days of its incurrence;

                    (viii) any Restricted Subsidiary may become and remain liable with respect to its Subsidiary Guarantee and any Permitted Restricted Subsidiary Indebtedness;

                    (ix) any Person that after the date of the Closing becomes a
               Restricted Subsidiary may become and remain liable with respect to any Indebtedness to the extent such Indebtedness existed at the time such Person became a Subsidiary; PROVIDED that (1) immediately after giving effect to such Person becoming a Restricted Subsidiary, (A) the Company could incur at least $1 of additional Indebtedness in compliance with SECTIONS 10.2(a)(v)(1) and (2) and (B) no Default or Event of Default would exist, and
               (2) such Indebtedness was not incurred in anticipation of such Person becoming a Subsidiary;

                    (x) the Company and any Restricted Subsidiary may become and remain liable with respect to Indebtedness owed to any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Company or any Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person; and

                    (xi) the Company and any  Restricted  Subsidiary  may become and remain liable with respect to Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced.

     (b) Indebtedness existing within the limitations of SECTION 10.2(a)(ii) may be renewed, extended, refinanced, replaced or refunded without regard to the limitations of SECTION 10.2(a)(v); PROVIDED that there shall be no increase in the outstanding principal amount of such Indebtedness in connection with any such renewal, extension, refinancing, replacement or refunding, excepting only that the aggregate amount of Indebtedness which may be issued and outstanding pursuant to the Credit Agreement may be increased from $125,000,000 to an amount not to exceed the sum of $175,000,000 PLUS an amount equal to the aggregate net proceeds received by the Company as consideration for the issuance by the Company of additional partnership interests or as a capital contribution.

     (c) Any Person which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this SECTION 10.2 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Indebtedness of such Person existing immediately after it becomes a Restricted Subsidiary.

     SECTION 10.3. LIMITATION ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

               (a) Liens for taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; PROVIDED that payment thereof is not at the time required by SECTION 9.4;

               (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

               (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; PROVIDED in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

               (d) survey exceptions or minor encumbrances, leases or subleases granted to others, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

               (e) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Wholly-owned Restricted Subsidiary;

               (f) Liens existing as of the date of the Closing and described on
          SCHEDULE 5.15 hereto, as supplemented by ANNEX A hereto;

               (g) Liens created or incurred after the date of the Closing given to secure the payment of the purchase price incurred in connection with the acquisition or purchase or the cost of construction of property or of assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such property or assets at the time of acquisition thereof or at the time of completion of construction, as the case may be, whether or not such existing Liens were given to secure the payment of the acquisition or purchase price or cost of construction, as the case may be, of the property or assets to which they attach; PROVIDED that (i) the Lien shall attach solely to the property or assets acquired, purchased or constructed, (ii) such Lien shall have been created or incurred within 120 days of the date of acquisition or purchase or completion of construction, as the case may be, (iii) at the time of acquisition or purchase or of completion of construction of such property or assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such property or assets, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or purchase (as determined in good faith by the Board of Directors of the Company) or the cost of construction on the date of completion thereof, (iv)

          Indebtedness secured by any such Lien shall have been created or incurred within the limitations provided in SECTIONS 10.2(a)(v) (1) and (2), and (v) at the time of creation, issuance, assumption, guarantee or incurrence of the Indebtedness secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;

               (h) any Lien existing on property or assets of a Person at the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property or assets acquired by the Company or any Restricted Subsidiary at the time such property or assets are so acquired (whether or not the Indebtedness secured thereby shall have been assumed), PROVIDED that (i) each such Lien shall extend solely to the property or assets so acquired, (ii) any Indebtedness secured by any such Lien shall have been created or incurred within the limitations provided in SECTION 10.2(a)(vi);

               (i) Liens created or incurred after the date of the Closing given to secure Indebtedness of the Company or any Restricted Subsidiary in addition to the Liens permitted by the preceding clauses (a) through
          (g) hereof; PROVIDED that (i) all Indebtedness secured by such Liens shall have been incurred within the limitations provided in SECTIONS 10.2(a)(v)((1), (2) and (3) and (ii) at the time of creation, issuance, assumption, guarantee or incurrence of the Indebtedness secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist; and

               (j) any extension, renewal or refunding of any Lien permitted by the preceding clause (f) of this SECTION 10.3 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; PROVIDED that (i) such extension, renewal or refunding of Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (ii) such Lien shall attach solely to the same such property, and (iii) at the time of such extension, renewal or refunding and after giving effect thereto, no Default or Event of Default would exist.

     Notwithstanding the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, create, assume or incur any Lien upon or with respect to any of its proprietary software developed by or on behalf of the Company or its Affiliates necessary and useful for the conduct of business of the Company and its Restricted Subsidiaries as described in SECTION 9.6.

     SECTION 10.4. PRIORITY DEBT. The Company will not permit Priority Debt at any time to exceed 25% of the Consolidated Net Worth of the Company and its Restricted Subsidiaries.

     SECTION 10.5. RESTRICTED PAYMENTS. The Company will not directly or indirectly declare, order, pay, make or set a part any sum for any Restricted Payment, except that the Company may declare or order and make, pay or set a part, once during each fiscal quarter a Restricted Payment if (i) such Restricted Payment is in an amount not exceeding Available Cash for the immediately preceding quarter, and (ii) no Default or Event of Default exists before or immediately after any such proposed action.

     SECTION 10.6. MERGERS, CONSOLIDATIONS, ETC. The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; PROVIDED that:

               (a) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Restricted Subsidiary so long as in (i) any merger or Person involving the Company, the Company shall be the surviving or continuing Person and (ii) in any merger or consolidation involving a Wholly-owned Restricted Subsidiary (and not the Company), the Wholly-owned Restricted Subsidiary shall be the surviving or continuing Person;

               (b) the Company may consolidate or merge with or into any other Person if (i) the Person which results from such consolidation or merger (the "SURVIVING PERSON") is a solvent limited partnership or corporation organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving Person and the surviving Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) each Subsidiary Guarantor shall have affirmed in writing its obligations under the Subsidiary Guaranty, and (iv) at the time of such consolidation or merger and immediately after giving effect thereto, (1) no Default or Event of Default would exist and (2) the surviving Person would be permitted by the provisions of SECTIONS 10.2(a)(v)(1) and (2) to incur at least $1.00 of additional Indebtedness;

               (c) the Company may sell or otherwise dispose of all or substantially all of its assets (other than as provided in SECTION 10.7(b) and (c)) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Company) at the time of such sale or other disposition if (i) the acquiring Person is a solvent limited partnership or corporation organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring Person and the acquiring Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles,
          (iii) each Subsidiary Guarantor shall have affirmed in writing its obligations under the Subsidiary Guaranty, and (iv) at the time of such sale or disposition and immediately after giving effect thereto,
          (1) no Default or Event of Default would exist and (2) the acquiring Person would be permitted by the provisions of SECTION 10.2(a)(v)(1) and (2) to incur at least $1.00 of additional Indebtedness.

     SECTION 10.7. SALE OF ASSETS. The Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value and except as provided in SECTION 10.6(c)); PROVIDED that the foregoing restrictions do not apply to:

               (a) the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary to the Company or a Wholly-owned Restricted Subsidiary; or

               (b) the sale of accounts or notes receivable: (1) without recourse, which are seriously past due and which have been substantially written-off as uncollectable or collectable only after extended delays or (2) made in connection with the sale of a business, but only with respect to the receivables directly generated by the business so sold; or

               (c) the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

                    (1) such assets (valued at net book value) do not,  together with all other assets of the Company and its Restricted Subsidiaries previously disposed of during the same fiscal year (other than in the ordinary course of business), exceed 15% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year;

                    (2) in the opinion of the Company's Board of Directors,  the sale is for fair value and is in the best interests of the Company; and

                    (3) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;

          PROVIDED, HOWEVER, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within twelve months of the date of sale of such assets to either (A) the acquisition of assets useful and intended to be used in the operation of the business of the Company and its Restricted Subsidiaries as described in SECTION 9.6 and having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to that of the assets so disposed of or (B) the prepayment at any applicable prepayment premium, on a PRO RATA basis, of Senior Indebtedness of the Company. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in SECTION 8.2.

     SECTION 10.8. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate; PROVIDED that this SECTION
10.8 shall not apply to (a) Restricted  Payments  permitted  under SECTION 10.5,
(b) indemnification of and contribution to all Persons entitled to indemnification or contribution under SECTION 7.14 of the Company Partnership Agreement (as in effect on the date of the Closing) to the extent such indemnification or contribution arises from business or activities in connection with the business of the Company and the Restricted Subsidiaries as described in
SECTION 9.6 (including Securities issuances in connection with the funding of such business) or (c) transactions between the Company and any Wholly-owned domestic Subsidiary, or between Wholly-owned domestic Subsidiaries or between Wholly-owned foreign Subsidiaries.

     SECTION 10.9. MATERIAL AGREEMENTS; TAX STATUS. The Company will not:

     (a) amend or modify in any manner adverse to the holders of the Notes, or grant any waiver or release under (if such action shall be adverse to the holders of the Notes), any Partnership Document or terminate in any manner any Partnership Document; or

     (b) permit the Partnership or the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes.

SECTION 11.   EVENTS OF DEFAULT.

     An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

               (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

               (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

               (c) the Company defaults in the performance of or compliance with any term contained in SECTIONS 10.1 through 10.7; or

               (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
          (a), (b) and (c) of this SECTION 11) and such default is not remedied within 45 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of SECTION 11); or

               (e) any representation or warranty made in writing by or on behalf of the Company or a Subsidiary Guarantor or by any officer of the Company or a Subsidiary Guarantor in this Agreement or the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

               (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto; or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests),
          (1) the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (2) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness; or (iv) any event of default shall occur and be continuing under the 1996 Note Agreement; or

               (g) the Company or any Significant Subsidiary Group (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
          (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes limited partnership or corporate action for the purpose of any of the foregoing; or

               (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any

          Significant Subsidiary Group, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Significant Subsidiary Group, or any such petition shall be filed against the Company or any Significant Subsidiary Group and such petition shall not be dismissed within 60 days; or

               (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 (excluding for purposes of such determination such amount of any insurance proceeds paid by or on behalf of the Company or any Significant Subsidiary Group in respect of such judgment or judgments or unconditionally acknowledged in writing to be payable by the insurance carrier that issued the related insurance policy) are rendered against one or more of the Company and any Significant Subsidiary Group and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or

               (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA SECTION 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of SECTION 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $60,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

               (k) any Subsidiary Guaranty shall cease to be in full force and effect for any reason whatsoever (other than pursuant to SECTION
          2.2(c) or a transaction permitted by SECTION 10.6(a), 10.7(a) or 10.7(c)), including, without limitation, a determination by any Governmental Authority that such Subsidiary Guaranty is invalid, void or unenforceable or any Subsidiary Guarantor which is a party to such Subsidiary Guaranty shall contest or deny in writing the validity or enforceability of any of its obligations under such Subsidiary Guaranty.

As used in SECTION 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in SECTION 3 of ERISA.

SECTION 12.   REMEDIES ON DEFAULT, ETC.

     SECTION 12.1. ACCELERATION. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of SECTION 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50.1% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in paragraph (a) or (b) of SECTION 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Note's becoming due and payable under this SECTION 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     SECTION 12.2. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     SECTION 12.3. RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of SECTION 12.1, the holders of not less than 55% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to SECTION 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this SECTION
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     SECTION 12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under SECTION 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this SECTION 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

     SECTION 12.5. RECOURSE ONLY TO THE COMPANY AND THE SUBSIDIARY GUARANTORS; NON-RECOURSE TO THE GENERAL PARTNER AND ASSOCIATED PERSONS. Each holder of the Notes agrees on behalf of itself and its successors, assigns and legal representatives that neither the General Partner nor any Person which is a partner, shareholder, unitholder, member, owner, officer, director, supervisor, trustee or other principal (collectively, "ASSOCIATED PERSONS") of the Company, the General Partner or any of their respective successors or assigns shall have any personal liability for the payment or performance of any of the Company's obligations hereunder or under any of the Notes and no monetary or other judgment shall be sought or enforced against the General Partner or any of the Associated Persons of the Company, the General Partner or any of their respective successors or assigns. Notwithstanding the foregoing, no holder of the Notes shall be deemed barred from asserting (by waiver or otherwise) any claim against any Person based upon an allegation of fraud or misrepresentation.

SECTION 13.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     SECTION 13.1. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     SECTION 13.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of EXHIBIT 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000; PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
SECTION 6.2.

     SECTION 13.3. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

               (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.   PAYMENTS ON NOTES.

     SECTION 14.1. PLACE OF PAYMENT. Subject to SECTION 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     SECTION 14.2. HOME OFFICE PAYMENT. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in SECTION 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in SCHEDULE A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to SECTION 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to SECTION
13.2. The Company will afford the benefits of this SECTION 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this SECTION 14.2.

SECTION 15.   EXPENSES, ETC.

     SECTION 15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Subsidiary Guaranty or the Intercreditor Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Subsidiary Guaranty or the Intercreditor Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Subsidiary Guaranty or the Intercreditor Agreement, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, the Subsidiary Guaranty and the Intercreditor Agreement. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

     SECTION 15.2. SURVIVAL. The obligations of the Company under this SECTION 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein or in the Subsidiary Guaranty shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Subsidiary Guarantor pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes, the Subsidiary Guaranty and the Intercreditor Agreement embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.          AMENDMENT AND WAIVER.

     SECTION 17.1. REQUIREMENTS. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of SECTION 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of SECTION 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of SECTION 8, 11(a), 11(b), 12, 17 or
20. The Subsidiary Guaranty and the Intercreditor Agreement may be amended and the observance of any term thereof may be waived pursuant to the terms thereof.

     SECTION 17.2. SOLICITATION OF HOLDERS OF NOTES.

     (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     SECTION 17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this SECTION 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     SECTION 17.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.   NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to you or your nominee, to you or it at the address specified for such communications in SCHEDULE A, or at such other address as you or it shall have specified to the Company in writing,

               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

               (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Vice President, Finance and Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this SECTION 18 will be deemed given only when actually received.

SECTION 19.   REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This SECTION 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.   CONFIDENTIAL INFORMATION.

     For the purposes of this SECTION 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Restricted Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Company or such Restricted Subsidiary; PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Restricted Subsidiary or (d) constitutes financial statements delivered to you under SECTION 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National

Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this SECTION 20.

SECTION 21.   SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in SECTION 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this SECTION 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this SECTION
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.   MISCELLANEOUS.

     SECTION 22.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     SECTION 22.2. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

     SECTION 22.3. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 22.4. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made by the Company for the purposes of this Agreement, the same shall be done by the Company in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     SECTION 22.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     SECTION 22.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                    * * * * *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                             Very truly yours,

                             SUBURBAN PROPANE, L.P.



                             By /s/ Mark A. Alexander
                                ---------------------
                                Mark A. Alexander
                                President and Chief Executive Officer


Accepted as of                      .
               ---------------------

                                   [VARIATION]



                             By
                                ----------------------------------------
                                Its
                                   -------------------------------------